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                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           NTN Communications, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



              Delaware                                  31-1103425
------------------------------------------     ---------------------------------
      (State of Incorporation                      (I.R.S. Employer
           or Organization)                         Identification No.)

5966 La Place Court, Carlsbad, California               92008-8830
------------------------------------------     ---------------------------------
(Address of Principal Executive Offices)                (Zip Code)


       Securities to be Registered Pursuant to Section 12(b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered
       -------------------                   ------------------------------

Redeemable Common Stock Purchase             American Stock Exchange
--------------------------------             -----------------------
Warrants
--------

Securities to be Registered Pursuant to Section 12(g) of the Act:


                                     NONE
-------------------------------------------------------------------------------
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

     The securities to be registered are the Registrant's Redeemable Common Stock Purchase Warrants (the "Settlement Warrants"). The description of the Settlement Warrants contained in the Registrant's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on October 15, 1996 under the heading "Description of Securities-Settlement Warrants" on page 11 of the Registration Statement is hereby incorporated by reference and made a part hereof pursuant to Rule 12b-23.

ITEM 2.  EXHIBITS.
         --------

     1. Form of Warrant Agreement between NTN Communications, Inc. and American Stock Transfer & Trust Company, as Warrant Agent, including Specimen Warrant Certificate.


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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 1996                     NTN COMMUNICATIONS, INC.



                                           By: /s/ Gerald Sokol, Jr.
                                              ------------------------
                                           Name: Gerald Sokol, Jr.
                                           Title: Chief Financial Officer


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